Exhibit 99.1

Regency Energy Partners to Acquire PVR Partners for $5.6 Billion

Significantly Expands Regency’s Gas Gathering and Processing Operations In Key Producing Regions

Offers Compelling Strategic Growth Opportunities

DALLAS, TX and RADNOR, PA – October 10, 2013 – Regency Energy Partners LP (“Regency”) (NYSE: RGP) and PVR Partners, L.P. (“PVR”) (NYSE: PVR) today announced that their respective boards of directors have unanimously approved a definitive merger agreement, pursuant to which Regency will acquire PVR. This acquisition will be a unit-for-unit transaction plus a one-time cash payment to PVR unitholders that collectively imply a value today for PVR of approximately $5.6 billion, including the assumption of net debt of $1.8 billion.

The transaction, which is expected to close in the first quarter of 2014, will create a leading gas gathering and processing platform with a scaled presence across North America’s premier high-growth unconventional oil and gas plays in Appalachia, West Texas, South Texas, the Mid-Continent and North Louisiana. The combination continues to build on Regency’s fee-based cash flows. The combination is expected to be slightly dilutive to 2014 DCF, but is not expected to affect anticipated cash distribution growth in 2014; moreover, the enhanced scale, balance sheet strength and diversification are expected to provide substantial EBITDA and DCF growth over time. Specifically, the acquisition better positions the combined company to capitalize on the long-term growth momentum of North American gas production through incremental, high-value expansions around its core asset base, as well as other growth and acquisition opportunities.

“This acquisition enhances our overall geographic diversity by providing Regency with a strategic presence in two prolific producing areas, the Marcellus and Utica shales in the Appalachian Basin and the Granite Wash in the Mid-Continent region” said Michael J. Bradley, president and chief executive officer of Regency. “These are tremendously complementary businesses, and as a result, we expect the increased footprint and scale to create significant synergies and provide substantial organic growth opportunities that will continue to support our goal of increasing distributions and creating unitholder value.”

“We view this transaction as a merger creating a larger, more diversified operating platform that will be highly attractive to investors, customers, creditors and employees,” said William H. Shea, Jr., president and chief executive officer of PVR. “We believe that the size and scope of the combined enterprise will be highly beneficial to our unitholders, offering added diversification and critical mass which will provide the needed financial flexibility to fully execute and benefit from the significant portfolio of organic growth projects we have developed over the past three years, especially in our Eastern midstream operations.”

Under the terms of the definitive agreement, holders of PVR common units, Class B Units and Special Units will receive 1.020 common units of Regency for each PVR unit held. In addition, PVR unitholders will receive a one-time cash payment at closing of the merger estimated to be approximately $40 million in the aggregate. The consideration to be received by PVR unitholders is valued at $28.68 per common unit based on Regency’s closing price as of October 9, 2013, representing a 25.7% premium to the closing price of PVR’s common units of $22.81 on October 9, 2013, and a 24.8% premium to the volume weighted average closing price of PVR’s common units for the last 10 trading days ending October 9, 2013.

Following the closing, the name of the combined company will remain Regency with headquarters in Dallas.

Strategic Rationale

The addition of PVR’s asset base in Appalachia and the Mid-Continent region to Regency’s existing footprint in the Permian Basin, South Texas and North Louisiana will create a diversified, high-growth midstream company with assets in many of the most economic, high-growth unconventional oil and gas plays in North America: the Wolfcamp, Bone Springs, Avalon and Cline shale plays in the Permian Basin, the Eagle Ford shale play in South Texas, the Marcellus and Utica shale plays in Appalachia, the Granite Wash play in Oklahoma and Texas and the Haynesville Shale and Cotton Valley formation in North Louisiana.

The increased scale and footprint of the combined company positions Regency to build deeper customer relationships and secure and execute additional accretive growth opportunities, both organically or via bolt-on acquisitions. The combined company will also benefit from the addition of a growing fee-based asset portfolio, with all the Marcellus and Utica margin coming from fee-based contracts. In addition, the acquisition provides Regency with an expanded talent base, allowing for more efficient collaboration and sharing of best practices across the business.

Integration

Regency and PVR expect to establish a transition team comprised of members of both management teams to prepare for and to oversee the integration of the businesses.

Michael J. Bradley will continue as president and chief executive officer and Thomas E. Long will continue as executive vice president and chief financial officer of the combined company.

Terms and Conditions

The transaction is subject to the approval of PVR’s unitholders, Hart-Scott-Rodino Antitrust Improvements Act approval and other customary closing conditions.

Advisors

BofA Merrill Lynch and UBS Investment Bank acted as financial advisors and Baker Botts L.L.P. acted as legal counsel to Regency. Citigroup Global Markets Inc. and Evercore Partners acted as financial advisors and Vinson & Elkins LLP acted as legal counsel to PVR.

Conference Call Details

Regency and PVR will hold a joint conference call to discuss the merger on Thursday, October 10, 2013 at 1:00 p.m., Central Time (2:00 p.m., Eastern Time).

The dial-in number for the call is 1-800-510-0146 in the United States, or +1-617-614-3449 outside the United States, passcode 66030745. A live webcast of the call may be accessed on the investor relations page of Regency’s website at www.regencyenergy.com or PVR’s website at www.pvrpartners.com. The call will be available for replay for seven days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) passcode 54472610. A replay of the broadcast will also be available on Regency’s and PVR’s websites for 30 days.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, master limited partnership engaged in the gathering and processing, contract compression, treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. Regency’s general partner is owned by Energy Transfer Equity, L.P (NYSE: ETE). For more information, please visit Regency’s website at www.regencyenergy.com.

PVR Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership which owns and operates a network of natural gas midstream pipelines and processing plants, and owns and manages coal and natural resource properties. PVR’s midstream assets, located principally in Texas, Oklahoma and Pennsylvania, provide gathering, transportation, compression, processing, dehydration and related services to natural gas producers. PVR’s coal and natural resource properties, located in the Appalachian, Illinois and San Juan basins, are leased to experienced operators in exchange for royalty payments. For more information, please visit PVR’s website at www.pvrpartners.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Regency and PVR cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of Regency to successfully integrate PVR’s operations and employees and realize anticipated synergies and cost savings, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, the ability to achieve revenue, DCF and EBITDA growth, volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the combined company as well as for producers connected to the combined company’s system and its customers, the level of creditworthiness of, and performance by counterparties and customers, the ability to access capital to fund organic growth projects and acquisitions, including significant acquisitions, and the ability to obtain debt and equity financing on satisfactory terms, the use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time, changes in commodity prices, interest rates, and demand for the combined company’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, acts of terrorism and war, industry changes including the impact of consolidations and changes in competition, the ability to obtain required approvals for construction or modernization of facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements.

These and other risks and uncertainties are discussed in more detail in filings made by Regency and PVR with the Securities and Exchange Commission, which are available to the public. Regency and PVR undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT REGARDING THE TRANSACTION CAREFULLY WHEN IT BECOMES AVAILABLE. These documents (when they become available), and any other documents filed by PVR or Regency with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement/prospectus from PVR by contacting Investor Relations by mail at Attention: Investor Relations, Three Radnor Corporate Center, Suite 301, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Participants in the Solicitation

PVR and the directors and executive officers of its general partner may be deemed to be participants in the solicitation of proxies from PVR unitholders in connection with the proposed merger. Information about PVR’s directors and executive officers is set forth in its proxy statement for its 2013 Annual Meeting of Limited Partners, which was filed with the SEC on April 25, 2013, and its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 27, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, Three Radnor Corporate Center, Suite 301, 100 Matsonford Road, Radnor, Pennsylvania 19087, or by going to PVR’s Investor Relations page on its corporate website at www.pvrpartners.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement that PVR intends to file with the SEC.

Source: Regency Energy Partners LP and PVR Partners, L.P.

Contacts

Regency Energy Partners LP:

Investor Relations:	Media Relations:
Regency Energy Partners LP Lyndsay Hannah, (214)-840-5477 Manager, Finance & Investor Relations ir@regencygas.com	Granado Communications Group Vicki Granado, (214)-599-8785 vicki@granadopr.com

PVR Partners, L.P.:

Investor Relations:

PVR Partners, L.P.

Stephen R. Milbourne, (610)-975-8204

Director—Investor Relations

invest@pvrpartners.com